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                                                                Exhibit 23.6


                         [FALKS ADVOKATBYRA LETTERHEAD]


                                                        Stockholm 1997-02-14



                                                To the
                                                Board of Directors
                                                Nordic Equity Partners Corp.
                                                120 Wall Street
                                                New York, New York 10005
                                                USA





RE: NECP
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Gentlemen,

Please be advised that we consent to the use of our name and to all references to our firm included in your Registration Statement and Prospectus filed with the Securities and Exchange Commission.

Sincerely,

FALKS ADVOKATBYRA HB

/s/  Hans Dahlbeck
----------------------
By: Hans Dahlbeck